 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2012

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-34242	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At a special meeting on December 17, 2012 the Benefits and Compensation Committee (the “Committee”) of the Board of Directors of DNB Financial Corporation (the “Registrant”) approved a Restricted Stock Award effective December 19, 2012, under the DNB Financial Corporation Incentive Equity and Deferred Compensation Plan, for the following members of the Registrant’s Board of Directors:

Name	Title	Restricted Shares Awarded	Cliff Vesting Term

Thomas A. Fillippo	Director	500	4 years
Gerard F. Griesser	Director	500	4 years
James J. Koegel	Director	500	4 years
Mildred C. Joyner	Director	500	4 years
James H. Thornton	Director	500	4 years

Pursuant to the terms of  the Restricted Stock Award Agreements between the Registrant and each grantee, grantee shall first be entitled to the Award Shares on a date (the “Vesting Date”) that shall be the earlier of the fourth (4th ) anniversary of the Grant Date, the date of their death, their termination of service as a member of the Board of Directors on account of disability, the date on which a change in control as hereinafter defined of the Company occurs, or the date as of which the Grantee attains the normal mandatory retirement age for Directors as currently prescribed by the Registrant's Bylaws, and without regard to any exceptions to such normal mandatory retirement age. The current mandatory retirement age is the later of age 69 or the end of the last term of office beginning prior to the Director’s 69th birthday.

The award agreements further provide that, upon vesting and issuance of the plan shares, the grantee may elect to pay withholding taxes on the award in cash or by electing to apply some of the awarded shares at their fair market value, or both. The Grantee is also not permitted to sell, assign, pledge gift, encumber or otherwise dispose of any of the transferred shares for one (1) year from the vesting date. The agreement is in the form shown in Exhibit 99.1, which is incorporated herein by reference as if set forth in full. To the maximum extent permitted by regulations, such exhibit shall be deemed supplied and not filed.

Item 5.02. Departure of Directors or certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a special meeting on December 17, 2012 the Benefits and Compensation Committee (the “Committee”) of the Board of Directors of DNB Financial Corporation (the “Registrant”) approved a Restricted Stock Award effective December 19, 2012, under the DNB Financial Corporation Incentive Equity and Deferred Compensation Plan,  for the following executive officers of the Registrant.

Executive	Title	# of Shares	Cliff Vesting Term

William S. Latoff	Chairman & Chief Executive Officer	9,000	3 years
William J. Hieb	President and Chief Risk & Credit Officer	1,750	4 years
Albert J. Melfi	EVP & Chief Lending Officer	1,250	4 years
Gerald F. Sopp	EVP, Chief Financial Officer & Secretary	1,500	4 years

Pursuant to the terms of  Restricted Stock Award Agreements between the Registrant and each grantee, the awards are subject to cliff vesting on the earlier of a change in control of the Registrant (as defined in the award agreement) or the expiration of  3 or 4 years for certain officers as noted above, but vesting is conditioned upon continued employment with the Registrant and/or DNB First, National Association (the “Bank”) prior to the issuance of such plan shares.

The award agreements further provide that, upon vesting and issuance of the plan shares, the grantee may elect to pay withholding taxes on the award in cash or by electing to apply some of the awarded shares at their fair market value, or both. The Grantee is also not permitted to sell, assign, pledge gift, encumber or otherwise dispose of any of the transferred shares for one (1) year from the vesting date. The agreement is in the form shown in Exhibit 99.2, which is incorporated herein by reference as if set forth in full. To the maximum extent permitted by regulations, such exhibit shall be deemed supplied and not filed.

On December 19, 2012, the Board of Directors of DNB Financial Corporation (the “Registrant”) and its wholly owned subsidiary DNB First, National Association ("Bank") (Registrant and Bank are sometimes referred to individually and collectively herein as the "Company") approved an amendment to the change of control agreement for Gerald F. Sopp. This amendment to the  change of control agreement dated as of December 19, 2012 (this "Amendment"), amends that certain Change of Control Agreement dated March 28, 2007, as previously amended by Amendment to Change of Control Agreement dated December 16, 2009 and Amendment to Change in Control Agreement dated October 14, 2011 (as so amended, the “Agreement”) by and among the Company with principal offices at 4 Brandywine Avenue, Downingtown, PA 19335 and Gerald F. Sopp, an individual ("Executive").  The Amendment increases the Base Severance Multiplier in the Calculation from 1.00 year to 1.50 years.  All of the provisions of the Agreement, as amended by this Amendment, remain in full force and effect.  The Amendment is in the form shown in Exhibit 99.3, which is incorporated herein by reference as if set forth in full.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

99.1 Form of Restricted Stock Award Agreement between DNB Financial Corporation and members its Board of Directors

99.2 Form of Restricted Stock Award Agreement between DNB Financial Corporation and Certain Executive Officers

99.3 Form of Amendment to Change of Control Agreement, dated December 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

December 21, 2012	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit No.	Description
99.1	Form of Restricted Stock Award Agreement between DNB Financial Corporation and members its Board of Directors
99.2	Form of Restricted Stock Award Agreement between DNB Financial Corporation and certain executive officers
99.3	Form of Amendment to Change of Control Agreement, dated December 19, 2012